UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



April 20, 1998
(Date of earliest event reported)


Commission file number:  0-20704


                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)


           Colorado                          84-1208699
 (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


  16000 Table Mountain Parkway, Golden, Colorado    80403
     (Address of principal executive offices)     (Zip Code)


                         (303) 271-7000
      (Registrant's telephone number, including area code)



Item 2.  Disposition of Assets

On April 20, 1998 ACX Technologies, Inc. (ACX) sold the plastics division of Britton Group Ltd. (Britton) to CVC Capital Partners Ltd., a European private equity provider. The sale price was approximately 82.0 million pounds sterling, or $135.0 million, which includes a $3.3 million interest-bearing note.

Located in the United Kingdom, the plastics division of Britton was acquired by ACX on January 14, 1998, as part of the purchase of Britton.

The sale price, less transaction costs, will be used to pay-down the short-term borrowings incurred by ACX for the acquisition of Britton.

Since the January 14, 1998 acquisition of Britton, ACX has accounted for the plastics division as a discontinued operation held for sale. Therefore, the disposition of the plastics division will not have an impact on ACX's results or operations.



Item 7.  Financial Statements & Exhibits

The sale agreement related to the plastics division sale is filed as Exhibit 2.3.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 1, 1998                   ACX Technologies, Inc.


                              By:/s/ Beth A. Parish
                              --------------------------------
                              Beth A. Parish
                              (Controller and Principal
                              Accounting Officer)